Exhibit 16.1


                                 January 4, 2010


US Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read the statements of Green Mountain Recovery, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated January 4, 2010 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,


/s/ Li & Company, PC
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Li & Company, PC
Skillman, NJ  08558